Exhibit 4.1
AMENDMENT NO. 3 TO THE AMENDED AND RESTATED CREDIT AGREEMENT
     Amendment No. 3 (this “Amendment”), dated as of October 30, 2006, among Terra Capital, Inc., a Delaware corporation (“Terra Capital”), Terra Mississippi Holdings Corp. (f/k/a Mississippi Chemical Corporation), a Mississippi corporation (“TMH”), and Terra Nitrogen (U.K.) Limited, a company incorporated in England and Wales (“Terra UK”) (Terra Capital, TMH and Terra UK each a “Borrower” and, collectively, the “Borrowers”), Terra Industries Inc., a Maryland corporation (“Terra Industries”), Terra Capital Holdings, Inc., a Delaware corporation (“Terra Capital Holdings”), the Lenders party hereto and Citicorp USA, Inc., as administrative agent and collateral agent for the Lenders and the Issuers (in such capacities, the “Administrative Agent”), amends certain provisions of the Amended and Restated Credit Agreement, dated as of December 21, 2004 (as amended, supplemented or otherwise modified from time to time, including previous amendments hereto, the “Credit Agreement”), among the Borrowers, Terra Industries, Terra Capital Holdings, the financial institutions from time to time party thereto as lenders (the “Lenders”), the financial institutions from time to time party thereto as issuing banks (the “Issuers”) and Citicorp USA, Inc., as administrative agent and collateral agent for the Lenders and the Issuers (in such capacities, the “Administrative Agent”).
W I T N E S S E T H:
     WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make Loans to the Borrowers and to issue, and have issued, Letters of Credit for the account of the Borrowers; and
     WHEREAS, the Borrowers, Terra Industries and Terra Capital Holdings have requested, and the Requisite Lenders and the Administrative Agent have agreed to, certain amendments to the Credit Agreement as more specifically set forth below.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants and provisions hereinafter contained, the parties hereto hereby agree as follows:
     1. Defined Terms. Capitalized terms used herein and not defined herein but defined in the Credit Agreement are used herein as defined in the Credit Agreement.
     2. Amendments to the Credit Agreement. Upon the occurrence of the Third Amendment Effective Date (as defined in Section 4), the chart in Section 5.2 of the Credit Agreement (Capital Expenditures and Joint Venture Investments) is hereby amended by (i) deleting “$40,000,000” opposite “Fiscal Year ended December 31, 2006” and (ii) inserting in lieu thereof “$58,000,000”.
     3. Waiver. Upon the occurrence of the Third Amendment Effective Date, the Administrative Agent and the Lenders waive any Default and Event of Default under Section 5.2 of the Credit Agreement occurring prior to the Third Amendment Effective Date solely to the extent that Capital Expenditures and cash Investments in joint ventures may have exceeded the permitted amount thereof for Fiscal Year 2006 (the “Specified Default”).

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     4. Conditions Precedent to the Effectiveness of this Amendment. This Amendment shall become effective on the date (the “Third Amendment Effective Date”) when the following conditions precedent have been satisfied:
          (a) Certain Documents. The Administrative Agent shall have received, on or before the Third Amendment Effective Date, in form and substance satisfactory to the Administrative Agent, this Amendment, executed by each Borrower, Terra Industries, Terra Capital Holdings, the Administrative Agent and the Lenders constituting the Requisite Lenders.
          (b) Representations and Warranties. Each of the representations and warranties made by the Borrowers or the Guarantors in or pursuant to the Credit Agreement, as amended hereby, and the other Loan Documents to which any of the Borrowers or the Guarantors is a party or by which the Borrowers or the Guarantors are bound, shall be true and correct in all material respects on and as of the Third Amendment Effective Date (other than representations and warranties in any such Loan Document which expressly speak as of a specific date, which shall have been true and correct in all material respects as of such specific date).
          (c) No Event of Default. Except for the Specified Default, no Default or Event of Default shall have occurred and be continuing on the Third Amendment Effective Date.
          (d) Past Expenses Paid. The Borrowers shall have paid, in accordance with Section 11.3 of the Credit Agreement, all outstanding costs and expenses of the Administrative Agent, including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent incurred prior to or otherwise in connection with this Amendment.
     5. Representations and Warranties. On and as of the date hereof, and as of the Third Amendment Effective Date, after giving effect to this Amendment, each Borrower, Terra Industries and Terra Capital Holdings hereby represents and warrants to the Lenders as follows:
          (a) Each of the representations and warranties contained in Article IV of the Credit Agreement, the other Loan Documents or in any certificate, document or financial or other statement furnished at any time under or in connection therewith are true and correct in all material respects on and as of the date as if made on and as of such date, except to the extent that such representations and warranties specifically relate to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date; provided, however, that references therein to the “Credit Agreement” shall be deemed to include this Amendment; and
          (b) No Default or Event of Default has occurred and is continuing.
     6. Continuing Effect; No other Amendments or Waivers. Except as expressly amended hereby or waiver herein, all of the terms and provisions of the Credit Agreement and the other Loan Documents are, and shall remain, in full force and effect. The amendments and consents contained herein shall not constitute an amendment or a waiver of any other provision of the Credit Agreement or the other Loan Documents or for any purpose except as expressly set forth herein.

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     7. Loan Documents. This Amendment is deemed to be a “Loan Document” for the purposes of the Credit Agreement.
     8. Costs and Expenses. The Borrowers, Terra Industries and Terra Capital Holdings agree to pay on demand all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and other instruments and documents to be delivered pursuant hereto, including the reasonable and documented fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto.
     9. Governing Law; Counterparts; Miscellaneous.
          (a) This Amendment shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.
          (b) This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.
          (c) Section captions used in this Amendment are for convenience only and shall not affect the construction of this Amendment.
          (d) From and after the Third Amendment Effective Date, all references in the Credit Agreement to the “Agreement” shall be deemed to be references to such Agreement as modified hereby and this Amendment and the Credit Agreement shall be read together and construed as a single instrument.
[signature pages follow]

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     IN WITNESS WHEREOF, the undersigned parties have executed this Amendment No. 3 to the Amended and Restated Credit Agreement to be effective for all purposes as of the Third Amendment Effective Date.

Borrowers Terra Capital, Inc.
By:	/s/ F. G. Meyer
	Name:	Francis G. Meyer
	Title:	Vice President

Terra Mississippi Holdings Corp. (f/k/a Mississippi Chemical Corporation)
By:	/s/ F. G. Meyer
	Name:	Francis G. Meyer
	Title:	Vice President & CFO

Terra Nitrogen (U.K.) Limited
By:	/s/ F. G. Meyer
	Name:	Francis G. Meyer
	Title:	Director

Guarantors Terra Industries Inc.
By:	/s/ F. G. Meyer
Name: Francis G. Meyer
Title: Sr. Vice President & CFO

Terra Capital Holdings Inc.
By:	/s/ F. G. Meyer
	Name:	Francis G. Meyer
	Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 3 TO THE AMENDED AND RESTATED CREDIT AGREEMENT]

Administrative Agent Citicorp USA, Inc.
By:	/s/ Miles D. McManus
	Name:	Miles D. McManus
	Title:	Vice President and Director

Lenders Citicorp USA, Inc.
By:	/s/ Miles D. McManus
	Name:	Miles D. McManus
	Title:	Vice President and Director

Wells Fargo Foothill, LLC
By:	/s/ Mark Bradford
	Name:	Mark Bradford
	Title:	Vice President

LaSalle Bank National Association
By:	/s/ Julie S. Harris
	Name:	Julie S. Harris
	Title:	First Vice President

Congress Financial Corp.
By:	/s/ Thomas A. Martin
	Name:	Thomas A. Martin
	Title:	Vice President

General Electric Capital Corporation
By:	/s/ Alison P. Trapp
	Name:	Alison P. Trapp
	Title:	Duly Authorized Signatory

[SIGNATURE PAGE TO AMENDMENT NO. 3 TO THE AMENDED AND RESTATED CREDIT AGREEMENT]

National City Business Credit, Inc.
By:	/s/ Thomas J. Evans
	Name:	Thomas J. Evans
	Title:	Vice President

State of California Public Employees’ Retirement System
By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 3 TO THE AMENDED AND RESTATED CREDIT AGREEMENT]

CONSENT OF GUARANTORS
Dated as of October __, 2006
     Each of the undersigned companies, as a Guarantor under the Amended and Restated Guaranty dated October 10, 2001 (the “Guaranty”), in favor of the Secured Parties under the Credit Agreement referred to in the foregoing Amendment, hereby consents to such Amendment and hereby confirms and agrees that notwithstanding the effectiveness of such Amendment, the Guaranty is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment, each reference in the Guaranty to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Amendment.
[Signature pages follow]

        IN WITNESS WHEREOF, the parties hereto have consented to this Amendment, as of the date first written above.

TERRA CAPITAL, INC.
TERRA MISSISSIPPI HOLDINGS CORP. (F/K/A
    MISSISSIPPI CHEMICAL CORPORATION)
TERRA INDUSTRIES INC.
TERRA CAPITAL HOLDINGS, INC.
TERRA NITROGEN CORPORATION
TERRA INTERNATIONAL, INC.
TERRA INTERNATIONAL (OKLAHOMA) INC.
PORT NEAL CORPORATION
TERRA METHANOL CORPORATION
BMC HOLDINGS INC.
BEAUMONT HOLDINGS CORPORATION
TERRA REAL ESTATE CORPORATION
BEAUMONT AMMONIA INC.
TERRA INTERNATIONAL (CANADA) INC.
TERRA MISSISSIPPI NITROGEN, INC. (F/K/A
    MISSISSIPPI NITROGEN, INC.)
MISSCHEM NITROGEN, L.L.C.
TERRA HOUSTON AMMONIA, INC. (F/K/A
    MISSISSIPPI CHEMICAL MANAGEMENT COMPANY)
MELAMINE CHEMICALS, INC.
TERRA NITROGEN GP HOLDINGS INC.

By:	/s/ F. G. Meyer
	Name:	Francis G. Meyer
	Title:	Vice President

TERRA NITROGEN (U.K.) LIMITED
By:	/s/ F. G. Meyer
	Name:	Francis G. Meyer
	Title:	Director

TERRA (U.K.) HOLDINGS INC.
By:	/s/ F. G. Meyer
	Name:	Francis G. Meyer
	Title:	President

[CONSENT TO AMENDMENT NO. 3 TO THE AMENDED AND RESTATED CREDIT AGREEMENT]